SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities and Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

THE CHINA FUND, INC.

Payment of Filing Fee (Check the appropriate box:)

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transactions applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rules 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

THE CHINA FUND, INC.

c/o State Street Bank and Trust Company

Dear Valued Stockholder,

Thank you for being an investor in The China Fund, Inc. A Special Meeting of Stockholders of your Fund is scheduled to be held on June 20, 2017. We need your proxy vote as soon as possible to allow us to proceed with important business of the Fund.

Please help us by casting your important proxy vote today.

Stockholders are being asked to vote on a key initiative for the fund. The details of the special meeting are described in the proxy statement that has been sent to all Stockholders. For more information, please refer to the proxy statement, which can be found at proxyonline.com/docs/TheChinaFund2017.pdf. If you have any proxy related questions, or would like to cast your proxy vote by phone, please call 1-800-290-6433 for assistance. Representatives are available between the hours of 9 a.m. and 10 p.m. Eastern Time.

How do I vote?

1.	Vote by Phone. Call one of our proxy specialists toll-free at 1-800-290-6433, Monday through Friday, from 9 a.m. to 10 p.m. Eastern Time. You will need the control number, which can be found on your proxy card(s) enclosed with this letter.

2.	Vote by Touch-tone Phone. You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card.

3.	Vote via the Internet. You may cast your vote using the Internet by logging onto the Internet address located on the enclosed proxy card and following the instructions on the website.

4.	Vote by Mail. You may cast your vote by signing, dating and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided.

If convenient for you, please utilize one of the first three options above to insure that your response is received in time for the special meeting on June 20th.

Thank you for your time and your support of The China Fund, Inc. Please help us by taking a moment to cast a vote for your shares today.

Sincerely,

Chairman

The China Fund, Inc.

One Lincoln Street, Boston, Massachusetts 02206